As filed with the Securities and Exchange Commission on May 5, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SIRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0576030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

217 Devcon Drive San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan

(Full title of the plans)

Diosdado Banatao

President and Chief Executive Officer

SiRF Technology Holdings, Inc.

217 Devcon Drive

San Jose, California

(408) 467-0410

(Name, address and telephone number of agent for service)

Copy to:

Noelle Matteson, Esq.

Pillsbury Winthrop Shaw Pittman LLP

2475 Hanover Street

Palo Alto, CA 94304

(650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated Filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share:	3,027,548	$5.59	$16,923,994	$666

(1)	The securities to be registered include options and rights to acquire Common Stock.

(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)	Offering prices of shares and options to purchase shares that have not yet been granted as of the date of this Registration Statement are estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on April 29, 2008. Offering prices are estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 6, 2004 (File No. 333-115242), March 23, 2005 (File No. 333-123517), March 31, 2006 (File No. 333-132907) and April 10, 2007 (File No. 333-142006) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K (File No. 000-50669) for the fiscal year ended December 31, 2007.

(b) Registrant’s Current Reports on Form 8-K (File No. 000-50669) filed with the Commission on February 22, 2008, March 25, 2008, April 8, 2008, and April 23, 2008.

(c) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on April 1, 2004 (File No. 000-50669) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any portion thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits.

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Jose, State of California, on the 5th day of May, 2008.

SIRF TECHNOLOGY HOLDINGS, INC.

By	/s/ Diosdado Banatao
Diosdado Banatao President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diosdado Banatao his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Diosdado Banatao Diosdado Banatao	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 5, 2008

/s/ Geoffrey Ribar Geoffrey Ribar	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 5, 2008

/s/ Moiz M. Beguwala Moiz M. Beguwala	Director	May 5, 2008

/s/ Kanwar Chadha Kanwar Chadha	Director	May 5, 2008

/s/ Mohanbir Gyani Mohanbir Gyani	Director	May 5, 2008

/s/ Stephen C. Sherman Stephen C. Sherman	Director	May 5, 2008

/s/ James M. Smaha James M. Smaha	Director	May 5, 2008

/s/ Sam S. Srinivasan Sam S. Srinivasan	Director	May 5, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).